Exhibit 99.1

New Century Companies and Subsidiaries

Pro Forma Combined Balance Sheets
June 30, 2009
(Unaudited)

	NCC	PAI
	June 30,	June 30,	Pro Forma		Pro Forma
	2009	2009	Adjustments		Combined
ASSETS
Current assets:
Cash	$-	$3,798	$-		$3,798
Contract and accounts receivable, net	11,906	146,791	-		158,697
Inventories	422,856	19,955	-		442,811
Costs in excess of billings	60,790	-	-		60,790
Other current assets	160,182	450	-		160,632
Deferred financing costs	283,433	-	-		283,433
Total current assets	939,167	170,994	-		1,110,161

Property and equipment, net	152,225	980,597	-		1,132,822
Deferred financing costs, net	113,862	-	-		113,862
Goodwill	-	-	3,188,374	(a)	3,378,910
	$1,205,254	$1,151,591	$3,188,374		$5,735,755

	NCC	PAI
	June 30,	June 30,	Pro Forma		Pro Forma
	2009	2009	Adjustments		Combined
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Bank overdraft	$44,553	$-	$-		$44,553
Accounts payable and accrued expenses	1,643,751	1,002,414	-		2,646,165
Dividends payable	500,550	-	-		500,550
Billings in excess of costs	84,402	-	-		84,402
Accrued payroll and related	-	1,320,523	-		1,320,523
Line of credit	-	50,047	-		50,047
Capital lease obligation, current	24,044	431,358	-		455,402
Derivative liability	4,080,953	-	-		4,080,953
Note payable to related party	-	20,000	-		20,000
Notes payable, current	-	262,445	-		262,445
CAMOFI convertible notes payable, net	2,008,662	-	-		2,008,662
CAMHZN convertible notes payable, net	660,369	-	-		660,369
Total current liabilities	9,047,284	3,086,787	-		12,134,071

Deferred tax liability	-	-	-		-
Capital lease obligation, net of current portion	-	203,178	-		203,178
Notes payable, net of current portion	-	-	500,000	(b)	500,000
Total liabilities	9,047,284	3,289,965	500,000		12,837,249

Stockholders deficit:
Series B preferred stock,$1 par value	-	-	-		-
Series C preferred stock,$1 par value	26,880	-	-		26,880
Series D preferred stock,$1 par value	291,000	-	-		291,000
Common stock, $1.00 par value	-	1,000	(1,000	)(c)	-
Common stock, $0.10 par value	1,534,466	-	500,000	(d)	2,034,466
Notes receivable from stockholders	(564,928)	-	-		(564,928)
Deferred equity compensation	(64,167)	-	-		(64,167)
Additional paid-in capital	7,390,021	96,575	(96,575	)(c)
			(150,000	)(d)
			200,000	(e)	7,440,021
Accumulated deficit	(16,455,302)	(2,235,949)	2,235,949	(c)	(16,455,302)

Total stockholders' deficit	(7,842,030)	(2,138,374)	2,688,374		(7,292,030)
	$1,205,254	$1,151,591	$3,188,374		$5,545,219

See notes to unaudited pro forma combined financial statements.

New Century Companies and Subsidiaries
Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2008
(Unaudited)

	NCC	PAI
	For the Year Ended	For the Year Ended	Pro Forma		Pro Forma
	December 31, 2008	December 31, 2008	Adjustments		Combined
Net sales	$4,822,026	$3,403,073	$-		$8,225,099
Cost of sales	5,498,196	2,274,153	-		7,772,349
Gross profit / (loss)	(676,170)	1,128,920	-		452,750
Operating expenses	2,516,717	4,349,748	-		6,866,465
Income/(loss) from operations	(3,192,887)	(3,220,828)	-		(6,413,715)
Gain on writeoff of accounts payable	66,194				66,194
Gain on forgiveness of debt	2,872,133				2,872,133
Other income	-	6,375			6,375
Interest expense, net	(1,729,263)	(70,522)	(25,000	) (f)	(1,824,785)
Gain on valuation of liabilities	4,168,415	-	-		4,168,415
Income (loss) before provision for income taxes	2,184,592	(3,284,975)	(25,000)		(1,125,383)

Provision (benefit) for income taxes	3,200	(722,272)	-		(719,072)
Net income/ (loss)	2,181,392	(2,562,703)	(25,000)		(406,311)

Preferred stock dividends	(82,550)	-	-		(82,550)
Net income/ (loss) applicable to common stockholders	$2,098,842	$(2,562,703)	$(25,000)		$(488,861)

Income (loss) available to common stockholders per common share
Basic	$0.14				$(0.02)
Diluted	$0.03				$(0.02)

Weighted average shares outstanding
Basic	14,696,227		5,000,000	(g)	19,696,227
Diluted	62,101,547		5,000,000	(g)	19,696,227

See notes to unaudited pro forma combined financial statements.

New Century Companies and Subsidiaries
Pro Forma Combined Statement of Operations
For the Six Months Ended June 30, 2009
(Unaudited)

	NCC	PAI
	For the Six Months Ended	For the Six Months Ended	Pro Forma		Pro Forma
	June 30, 2009	June 30, 2009	Adjustments		Combined
Net sales	$2,414,332	$436,784	$-		$2,851,116
Cost of sales	2,012,623	563,842	-		2,576,465
Gross profit / (loss)	401,709	(127,058)	-		274,651
Operating expenses	744,257	287,404	-		1,031,661
Loss from operations	(342,548)	(414,462)	-		(757,010)
Gain on writeoff of accounts payable	5,681				5,681
Other income	-	5,772	-		5,772
Interest expense, net	(1,620,856)	(25,326)	(12,500	)(f)	(1,658,682)
Loss on valuation of liabilities	(1,575,903)	-	-		(1,575,903)
Loss before provision for income taxes	(3,533,626)	(434,016)	(12,500)		(3,980,142)

Provision for income taxes	-	-	-		-
Net loss	(3,533,626)	(434,016)	(12,500)		(3,980,142)

Preferred stock dividends	(41,275)	-	-		(41,275)
Net loss applicable to common stockholders	$(3,574,901)	$(434,016)	$(12,500)		$(4,021,417)

Basic and diluted loss available to common stockholders per common share	$(0.23)				$(0.20)

Weighted average shares outstanding	15,344,654		5,000,000	(g)	20,344,654

See notes to unaudited pro forma combined financial statements.

New Century Companies, Inc.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheet gives effect to the acquisition of Precision Aerostructures, Inc. (“PAI”) as if the acquisition had occurred as of June 30, 2009.  The unaudited pro forma combined statement of operations for the year ended December 31, 2008 assumes the acquisition took place as of January 1, 2008 and the unaudited pro forma combined statement of operations for the six months ended June 30, 2009 assumes the acquisition took place as of January 1, 2009.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of the results of operations of New Century that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined financial statements should be read in conjunction with the Registrant's historical financial statements and related notes.

Note 2 - Pro Forma Adjustments

The pro forma adjustments are based on the Registrant's management's preliminary estimates of the value of the tangible and intangible assets acquired. A detailed valuation of the fair value of the net assets acquired in the acquisition will be performed during 2010. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements and may include additional expense incurred in connection with the amortization of intangible assets.

Description of pro forma adjustments :

Pro Forma Adjustments to Combined Balance Sheet :

a)
To record goodwill.  The pro forma adjustments are based on the Registrant's management's preliminary estimates of the fair value of the tangible and intangible assets acquired.  Management will perform a detailed valuation of the fair value of the net assets acquired.  As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

b)	To record the $500,000 note payable.
c)	To eliminate the historical equity of PAI.
d)	To record the issuance of 5,000,000 shares of the Registrant’s common stock at closing.
e)	To record the estimated fair value of the warrant issued as acquisition consideration.

Pro Forma Adjustments to Combined Statement of Operations :

f)	Record interest expense on the $500,000 note payable.
g)	Record issuance of 5,000,000 shares of Registrant's common stock in connection with the acquisition.